                                                           Req. #:_____________

                                STATE OF INDIANA
                            DEPARTMENT OF CORRECTION

                              CONTRACTUAL AGREEMENT


     This AGREEMENT is entered into between the Indiana Department of Correction, E334 Indiana Government Center-South, Indianapolis, Indiana 46204, (hereinafter DEPARTMENT), and Prison Health Services, Inc., Suite 300, 105 Westpark Drive, Brentwood, TN 37027, (302) 322-8200, FIN #232108853,
(hereinafter CONTRACTOR) pursuant to the provisions of Indiana Code section 11-8-3-1.

     In consideration of the mutual covenants herein contained, the parties hereto agree as follows:

     1.   DESCRIPTION OF GOODS AND/OR SERVICES:

          CONTRACTOR agrees to provide the following goods and/or services:

          health services and health service management for thirty-two (32) department facilities, together with such additional facilities operated by the DEPARTMENT, as may be added by the parties by amendment of this AGREEMENT adopted through the formal amendment process, where necessary (collectively the "IDOC SITES").

          The DEPARTMENT and the Indiana Department of Administration ("IDOA") issued a Request for Proposals (No. F12-6-191) for the provision of health services for the IDOC SITES (the "RFP"). The CONTRACTOR submitted a proposal dated July 22, 1996, in response to the RFP (the "ORIGINAL BID"). At the request of the DEPARTMENT and IDOA, the CONTRACTOR submitted the Best and Final Offer, dated September 6, 1996 ("FINAL OFFER"). Throughout the negotiations, certain provisions of all of the above-referenced documents (all such documents hereinafter referred to as the "BID DOCUMENTS", and the BID DOCUMENTS together with this AGREEMENT and any amendments thereto, which are herein incorporated by reference, shall be referred to as the "CONTRACT DOCUMENTS") have been modified and clarified to reflect the intent of the parties and purpose of the RFP. Such documents shall be taken as a whole in interpreting the agreement of the parties, but to the extent of any conflict or inconsistency, the following shall be the priority of determining resolution of such inconsistencies.

                (i) This AGREEMENT shall be the governing document; then
               (ii) the RFP (to the extent not clearly changed in the BID or
                    FINAL OFFER; then
              (iii) the FINAL OFFER); and finally
               (iv) the BID.

          Notwithstanding the foregoing, it is understood and agreed that there shall be from time to time certain determinations made jointly by the parties as to changes in procedures and processes in the implementation of this AGREEMENT, in accordance with the terms of section 36(c) hereof. Any operating memorandum or other written understandings reached in accordance with the provisions of that section shall thereafter govern those provisions and be included as part of the CONTRACT DOCUMENTS.

     2.   CONSIDERATION:

          DEPARTMENT agrees to compensate CONTRACTOR as follows:

               a) The DEPARTMENT has elected the pricing and services to be provided for the total state (all regions awarded in a single contract), as described in the FINAL OFFER;

               b) The price set forth in the FINAL OFFER, subject to modification as provided in the CONTRACT DOCUMENTS shall be on a per diem, per capita, offender basis. Offenders shall include only those persons included in the daily official offender count of the DEPARTMENT and shall not include any persons who are transferred to the DEPARTMENT, but held in county or other facilities, or otherwise not submitted to the full custody and control of the DEPARTMENT, and located at the IDOC SITES;

               c) Pricing shall be subject to annual adjustments as set forth herein. The adjustment dates shall be the annual anniversary of the Initial Implementation Date (as defined in section 36(o) hereof); and

               d)   The "Per Diem Rates" shall be as follows:

                              Year                        Rate
                              ----                       ------
                                1                        $ 3.66
                                2                        $ 3.66
                                3                        $ 3.83
                                4                        $ 3.97

     The total reimbursement to CONTRACTOR under this AGREEMENT is estimated not to exceed $97,900,000.00; however, because of the difficulty in projecting future offender populations and medical needs, the total reimbursement to CONTRACTOR hereunder is subject to adjustment by formal amendment of this AGREEMENT between the parties.

     3.   TERM:

          This AGREEMENT shall commence on the Initial Implementation Date, or on the date that the services begin following all required signatures or as soon as all required signatures have been affixed to this AGREEMENT, which ever date occurs last (the "COMMENCEMENT DATE"), and shall terminate on the last day of the month which is four (4) years after the COMMENCEMENT DATE.

     4.   RENEWAL:

                           [INTENTIONALLY LEFT BLANK]

     5.   PAYMENTS:

          ALL payment obligations are subject to the appropriation and/or encumbrance of monies and shall be made in arrears in accordance with Indiana law and the State of Indiana fiscal policies and procedures. CONTRACTOR agrees to execute all necessary forms (including, but not limited to, invoices, claim vouchers, time sheets, etc.) not inconsistent herewith. CONTRACTOR may not submit claim forms before the services have been performed.

          The parties agree that administration of this AGREEMENT shall best be facilitated by regular payments to the CONTRACTOR to enable it to reimburse such health care providers and contractors as may be reasonably necessary for the efficient implementation of this AGREEMENT. Therefore, the parties shall, on or before the INITIAL IMPLEMENTATION DATE, agree on an estimate for the number of offenders to be covered by this AGREEMENT for the first three (3) month period ("POPULATION ESTIMATE"). The POPULATION ESTIMATE shall be made in good faith, but shall not be less than the current number of offenders. Within fifteen (15) days after the first day of each calendar month, the DEPARTMENT shall pay to the CONTRACTOR an amount equal to the PER DIEM RATE then in effect multiplied by the POPULATION ESTIMATE, which is then multiplied by the number of days in the preceding calendar month. On a quarterly basis, the parties shall calculate the actual number of offenders covered by this AGREEMENT during the preceding three (3) month period, and within thirty (30) days after such calculation, the DEPARTMENT shall pay CONTRACTOR the amount necessary to reimburse for the actual prisoners served, based on the PER DIEM RATES. In the event that payment is not timely made, CONTRACTOR shall be entitled to late payment penalty on the amount not timely paid as provided in section 21 hereof. In the event that the actual amount owed is less than the amount paid pursuant to the Population Estimate, then upon notice to CONTRACTOR, the DEPARTMENT may deduct the amount of such overpayment from the next payment due to CONTRACTOR. The parties further agree to revise the POPULATION ESTIMATE for the next succeeding quarter at least fifteen (15) days prior to the commencement of such quarter, which revised estimate shall not be less than the actual number of offenders at the end of the preceding quarter. The actual number of offenders shall be based upon the last daily count made by the DEPARTMENT at each IDOC SITE.

          The DEPARTMENT shall notify CONTRACTOR as to which offenders included in the POPULATION ESTIMATE are remitted temporarily to the custody and control of the DEPARTMENT by the counties and commonly known as "SAFEKEEPERS". Such SAFEKEEPERS shall be deemed offenders for purposes of this AGREEMENT. In addition, all third party payment claims with respect to health care services provided to such offenders shall be paid by CONTRACTOR and copies of such claims shall be forwarded immediately to the DEPARTMENT. The DEPARTMENT shall use its best efforts to obtain reimbursement from the county from which such offender has been transferred for all such third party payment claims and shall, on a quarterly basis, remit to CONTRACTOR any such reimbursements received from a county in excess of the PER DIEM RATE paid by the DEPARTMENT hereunder with respect to such offender.

     6.   CANCELLATION:

          This AGREEMENT may be terminated, in whole or in part, by either party upon ninety (90) days written notice to the office address of the other party, said notice to be sent registered or certified mail, return receipt requested. Notwithstanding the foregoing, if the DEPARTMENT reasonably determines that an emergency exists, the DEPARTMENT may terminate this AGREEMENT upon thirty (30) days' written notice to CONTRACTOR. If this AGREEMENT is canceled by either party, CONTRACTOR shall be paid for all services provided up to and including the date of termination, together with any amounts of reimbursement set forth in this AGREEMENT and any extraordinary employee severance costs caused by such early termination. The DEPARTMENT shall be liable only for payments for services rendered before the effective date of termination.

     7.   GOVERNING LAWS:

          This AGREEMENT is subject to all provisions of Indiana law in existence at the time of execution and any law subsequently enacted. This AGREEMENT shall be construed in accordance with and governed by the laws of the State of Indiana and all suits, if any, arising from the terms of performance of said AGREEMENT shall be brought in the State of Indiana.

     8.   CANCELLATION FOR FUNDING:

          When the Director of the State Budget Agency makes a written determination that funds are not appropriated or otherwise available to support continuation of performance of this contract, the contract shall be canceled. A determination by the Budget Director that funds are not appropriated or otherwise available to support continuation of performance shall be final and conclusive.

     9.   AUDITS:

          CONTRACTOR shall provide the DEPARTMENT and the State Board of Accounts with a copy of its annual audited Financial Statement (Form 10-k) and shall work with the DEPARTMENT and the State Board of Accounts to insure that such audit complies with the reporting requirements prescribed by the State Board of Accounts. In the event that additional information and audits are required, CONTRACTOR agrees to allow, upon request, audits by the State Board of Accounts or its designee. Such audits will be performed in accordance with compliance guidelines established by the State Board of Accounts. CONTRACTOR agrees to comply with reporting requirements prescribed by the State Board of Accounts. CONTRACTOR will be charged the actual cost of the examination as established by law and rule of the State Board of Accounts.

     10.  NONDISCRIMINATION:

          Pursuant to Indiana Code section 22-9-1-10, CONTRACTOR, and its Agents and subcontractors, if applicable, shall not discriminate against any employee, or applicant for employment, to be employed in the performance of this AGREEMENT, with respect to his hire, tenure or terms, conditions, or privileges of employment, or in any matter directly or indirectly related to such employment, because of his race, color, religion, sex, disability, national origin, ancestry or status as a veteran. CONTRACTOR understands that the DEPARTMENT and the State of Indiana are recipients of federal funds. Pursuant to that understanding, CONTRACTOR, and its subcontractors, if any, agree that if the CONTRACTOR employs 50 or more employees and does at least Fifty Thousand Dollars ($50,000.00) worth of business with the State of Indiana and is not exempt, CONTRACTOR will comply with the affirmative action reporting requirements of 41 CFR 60-1.7. Breach of this covenant may be regarded as a material breach of this AGREEMENT. The DEPARTMENT and the State of Indiana shall comply with section 202 of Executive Order 11246, as amended, 41 CFR 60-250, and 41 CFR 60-741, as amended, which are incorporated herein by specific reference.

     11.  CONFIDENTIALITY OF DEPARTMENT INFORMATION:

          CONTRACTOR understands that data, materials and information disclosed pursuant to this AGREEMENT may contain confidential and/or protected data. CONTRACTOR, therefore, agrees that data, material and information gathered, based upon, or disclosed under this AGREEMENT shall not be disclosed to others without the DEPARTMENT'S prior written approval. The DEPARTMENT agrees that it shall notify CONTRACTOR in advance of any information that it deems confidential. Notwithstanding the foregoing, it is understood that the patient medical records are subject to certain provisions of state and federal law and rules of the DEPARTMENT. Such shall not be disclosed or released to any person or entity, including the patient, except as necessary to provide medical treatment, except in compliance with state law and published DEPARTMENT rules and procedures. DEPARTMENT shall advise CONTRACTOR in writing of such laws, rules and procedures.

     12. CONFIDENTIALITY OF DATA, PROPERTY RIGHTS IN PRODUCTS AND COPYRIGHT PROHIBITION:

          CONTRACTOR further agrees that all information, data, findings, recommendations, proposals, etc., by whatever name described and by whatever form therein, secured, developed, written or produced by the CONTRACTOR in furtherance of this AGREEMENT shall be the property of the DEPARTMENT and that CONTRACTOR shall take such action as is necessary under law to preserve such property rights in and of the DEPARTMENT while such property is within the control and/or custody of CONTRACTOR and, to the extent that CONTRACTOR cannot convey ownership thereof, to grant to the DEPARTMENT a non-exclusive royalty-free, non-transferable license to use such work product developed by CONTRACTOR. By this AGREEMENT, CONTRACTOR specifically releases to the DEPARTMENT any cognizable property right in the CONTRACTOR to copyright or patent such information, data, findings, recommendations, proposals, etc. Notwithstanding the foregoing, it is understood that certain materials used by CONTRACTOR are subject to applicable copyright, trademark and license agreements. To the extent that CONTRACTOR is limited in its ability to assign such rights or licenses to the DEPARTMENT, such assignment shall not be required hereunder so long as CONTRACTOR uses good faith efforts to obtain necessary rights and licenses for the DEPARTMENT. It is further understood and agreed that any materials developed by CONTRACTOR for general use and not exclusively in furtherance of this AGREEMENT or materials used by CONTRACTOR generally and not exclusively in furtherance of this AGREEMENT (including, without limitation, TXEN claims payment and CONTRACTOR's utilization management system) shall not be assigned or licensed to, or become the property of, the DEPARTMENT.

     13.  WORK STANDARDS:

          CONTRACTOR agrees to execute all responsibilities by following and applying, at all times, the highest professional and technical guidelines and standards. It is understood that such standards are those that are consistent with prudent medical treatment and the standards set forth in Prison Health Standards, 1992, as amended from time to time ("STANDARDS"), of the National Commission on Correctional Health Care ("NCCHC"), but, in any event, not less than the services set forth in the BID unless otherwise agreed upon by the parties hereto; provided, however, that CONTRACTOR's obligations to follow and apply any future changes to the STANDARDS which increase CONTRACTOR's costs of performance under this AGREEMENT and reimbursement to CONTRACTOR of such costs shall be determined by the CONTRACT ADMINISTRATION GROUP pursuant to section 36(c) and 36(k) hereof. Further, if services hereafter agreed upon are in excess of the services set forth in the BID, such shall constitute ADDITIONAL SERVICES and the DEPARTMENT shall reimburse CONTRACTOR therefor in accordance with section 36(k). If the DEPARTMENT becomes reasonably dissatisfied with the work product or the working relationship with those individuals assigned to work on the WORKING GROUP or CONTRACT ADMINISTRATION GROUP, the DEPARTMENT may request the replacement of any or all such individuals, and CONTRACTOR shall use good faith efforts to accommodate the requests of the DEPARTMENT.

     14.  OWNERSHIP OF DOCUMENTS AND MATERIALS:

          All documents, data, records, programs, film, tape, articles and other material developed pursuant to this AGREEMENT shall be the property of the DEPARTMENT. Use of these materials other than related to contract performance by the CONTRACTOR without prior written consent of the DEPARTMENT is prohibited. During the performance of the services specified herein, the CONTRACTOR shall be responsible for any loss or damage to these materials developed for or supplied by the DEPARTMENT and used to develop or assist in the services provided herein, while they are in the possession of the CONTRACTOR and any loss or damage thereto shall be restored at the CONTRACTOR'S expense. Full, immediate and unrestricted access to the work product of the CONTRACTOR during the term of this AGREEMENT shall be available to the

          DEPARTMENT and thereafter the CONTRACTOR shall grant the DEPARTMENT a non-exclusive, non-transferable license to use such work product. The access and ownership of the DEPARTMENT to the work product of the CONTRACTOR shall be subject to applicable trademark, copyright and license agreements so long as CONTRACTOR uses good faith efforts to provide such access.

     15.  PROGRESS REPORTS:

          The CONTRACTOR will submit progress reports to the DEPARTMENT upon request. The report will be oral, unless the DEPARTMENT upon receipt of the oral report should deem it necessary to have it in written form; provided, however, that CONTRACTOR shall deliver periodic written progress reports at such times and in such form as determined by the WORKING GROUP pursuant to section 36(c); and, provided further, that, prior to the FINAL IMPLEMENTATION DATE, CONTRACTOR shall deliver oral progress reports on a weekly basis. The progress report shall serve the purpose of assuring the DEPARTMENT that work is progressing in line with the schedule and the completion can be reasonably assured on the scheduled date.

     16.  ACCESS TO RECORDS:

          CONTRACTOR and its subcontractors shall maintain all books, documents, papers, accounting records and other evidence pertaining to the cost incurred and shall make such materials available at their respective offices at all reasonable times during the contract period and for three (3) years from the date of final payment under the AGREEMENT, for inspection by the DEPARTMENT or any authorized representative of the State Government and copies thereof shall be furnished at no cost to the DEPARTMENT if requested.

     17.  INDEPENDENT CONTRACTOR:

          Both parties hereto, in the performance of this AGREEMENT, will be acting in an individual capacity and not as agents, employees, partners, joint venturers or associates of one another. The employees or agents of one party shall not be deemed or construed to be the employees or agents of the other party for any purposes whatsoever. Neither party will assume any liability for any injury (including death) to any persons, or any damage to any property arising out of the acts or omissions of the agents, employees or subcontractors of the other party.

          CONTRACTOR shall be responsible for providing all necessary unemployment and worker's compensation insurance for its employees.

     18.  INDEMNIFICATION:

          CONTRACTOR agrees to indemnify, defend and hold harmless the State of Indiana and its agents, officers and employees from all claims and suits, including court costs, attorney's fees and other expenses caused by an act or omission of CONTRACTOR, and/or its subcontractor, if any. The DEPARTMENT shall not provide such indemnification to CONTRACTOR.

     19.  LOSS OF OR DAMAGE TO DOCUMENTS OR MATERIALS:

          During the performance of this AGREEMENT, CONTRACTOR shall be responsible for any loss of or damage to the DEPARTMENT'S documents and materials utilized in the performance of this AGREEMENT, while they are in the possession of the CONTRACTOR, and/or subcontractor if applicable, and any loss of or damage thereto shall be restored at CONTRACTOR'S expense to the extent reasonably practicable. DEPARTMENT shall have unrestricted access to CONTRACTOR'S work product and records as they pertain to the performance of this AGREEMENT during the term of said AGREEMENT and any renewal thereof.

     20.  TAXES:

          DEPARTMENT is exempt from State, Federal and Local taxes. The DEPARTMENT will not be responsible for any taxes levied on the CONTRACTOR as a result of this AGREEMENT.

     21.  PENALTIES/INTEREST/ATTORNEY'S FEES:

          DEPARTMENT will in good faith perform its required obligations hereunder and does not agree to pay penalties, liquidated damages, interest or legal fees of CONTRACTOR, incurred in enforcing this AGREEMENT, except as herein provided or otherwise required by Indiana law, including, IC 5-17-5-1, et seq., IC 34-2-22-1, et seq., and IC 34-4-16-6, et seq. In the event that payment is not timely made by the DEPARTMENT hereunder, the CONTRACTOR shall be entitled to interest on the amount not timely paid at the rate of 1% per month to reimburse it for its additional costs incurred by the delay in payment.

     22.  COMPLIANCE WITH LAWS:

          CONTRACTOR agrees to comply with all applicable federal, state and local laws, rules, regulations or ordinances and all provisions required thereby to be included herein, are hereby incorporated by reference. The enactment of any State or Federal statute or the promulgation of regulations thereunder after execution of this AGREEMENT shall be reviewed by the Attorney General and CONTRACTOR to determine whether the provisions of this AGREEMENT require formal amendment.

          This provision shall include the possession and maintenance of any license, certificate or authorization which may be required by law, rule, regulation or ordinance. A copy of such license, certificate or authorization shall be presented to DEPARTMENT prior to the commencement of this AGREEMENT.

     23.  AUTHORITY TO BIND CONTRACTOR:

          Notwithstanding anything in this AGREEMENT to the contrary the signatory for the CONTRACTOR represents that he/she has been duly authorized to execute contracts on behalf of the CONTRACTOR designated above and has obtained all necessary or applicable approval from the officers or owners of CONTRACTOR when his/her signature is affixed hereto and accepted by the State of Indiana.

     24.  ENTIRETY OF AGREEMENT:

          This AGREEMENT, plus any proper attachments hereto, incorporated by reference or otherwise, shall constitute the entire understanding of the parties and no additional provisions may be added to this AGREEMENT by presumption, inference or intendment.

     25.  BINDING OF AGREEMENT:

          This AGREEMENT shall not be deemed to bind DEPARTMENT absent proper execution by all required signatories.

     26.  ASSIGNMENT:

          Subject to the provisions of sections 36(b) and 36(i), CONTRACTOR shall not assign or subcontract the whole or any part of the AGREEMENT without the DEPARTMENT'S prior written consent, except that CONTRACTOR may assign its rights to receive payments to such third parties as the CONTRACTOR may desire without the prior consent of DEPARTMENT, provided that CONTRACTOR gives written notice (including evidence of such assignment) to the DEPARTMENT thirty (30) days in advance of any payment so assigned. Any such assignment shall cover all unpaid amounts under this AGREEMENT and shall not be made to more than one party.

     27.  SUCCESSORS AND ASSIGNEES:

          CONTRACTOR binds his/her successors, executors, administrators and assignees to all covenants of this AGREEMENT. Except as set forth, CONTRACTOR shall not assign, sublet or transfer its interest in this AGREEMENT without the prior written consent of the DEPARTMENT.

     28.  KEY PERSON(S):

          a. In the event that both parties have designated in an Appendix that the individual(s) therein named are essential to the services offered pursuant to this AGREEMENT, the parties agree that in the event such individual or individuals are no longer employed during the term of this AGREEMENT by CONTRACTOR for whatever reason, the DEPARTMENT shall have the right to terminate this AGREEMENT upon thirty (30) days' prior written notice. It is agreed that at the time of execution of this AGREEMENT, no such persons have been designated.

          b. In the event that CONTRACTOR is an individual, that individual shall be considered a key person and as such essential to the AGREEMENT. Substitution of another for CONTRACTOR shall not be permitted without express written permission from the DEPARTMENT.

          c. Nothing in subsections (a) or (b) above shall be construed to prevent CONTRACTOR from using the services of others to perform tasks ancillary to those tasks which directly require the expertise of the key person. Examples of such ancillary tasks include secretarial, clerical and common labor duties. CONTRACTOR shall at all times remain responsible for the performance of all necessary tasks, whether performed by a key person or others.

     29.  CHANGES IN WORK/AUTHORIZATIONS:

          CONTRACTOR and DEPARTMENT shall each designate authorized signatories for changes in work, memoranda of understanding, operating and medical protocols and other issues, which authorized signatories may vary depending on the nature of the issues involved. Neither party may rely on a decision which modifies this AGREEMENT without obtaining the written authorization of the applicable designated signatories and following formal amendment processes, where necessary. The authorized signatories and the matters with respect to which each signatory is authorized for both CONTRACTOR and DEPARTMENT shall have been designated by each party hereto prior to the INITIAL IMPLEMENTATION DATE in a separate writing and shall be updated and revised from time to time in writing as necessary.

     30.  FORCE MAJEURE; SUSPENSION AND TERMINATION:

          In the event that either party is unable to perform any of its obligations under this AGREEMENT or to enjoy any of its benefits because of (or if failure to perform the services is caused by) natural disaster, actions or decrees of governmental bodies or communication line failure not the fault of the affected party (hereinafter referred to as a "Force Majeure Event"), the party who has been so effected shall immediately give notice to the other party and shall do everything possible to resume performance. Upon receipt of such notice, all obligations under this AGREEMENT shall be suspended immediately. If the period of nonperformance exceeds thirty
          (30) days from the receipt of notice of the Force Majeure Event, the party whose ability to perform has not been so affected may, by giving written notice, terminate this AGREEMENT.

          In particular, and without limiting the generality of the foregoing, labor strife, work slowdown, other circumstances involving labor and affecting the services to be provided hereunder and civil disturbances, riots or epidemics affecting the services to be provided hereunder or the cost thereof, shall be regarded as force majeure events and shall be grounds for equitable price adjustments pursuant to sections 29, 36(c) and 36(k) hereof.

     31.  DEFAULT BY STATE:

          If the DEPARTMENT, after sixty (60) days written notice, fails to correct or cure any breach of this AGREEMENT, then CONTRACTOR may cancel and terminate this AGREEMENT and collect monies due up to and including the date of termination.

     32.  SUBSTANTIAL PERFORMANCE:

          This AGREEMENT shall be deemed to have been substantially performed only when fully performed according to its terms and conditions and any modifications thereof.

     33.  WAIVER OF RIGHTS:

          No right conferred on either party under this AGREEMENT shall be deemed waived and no breach of this AGREEMENT excused, unless such waiver or excuse shall be in writing and signed by the party claimed to have waived such right.

     34.  DISPUTES:

          Should any disputes arise with respect to this AGREEMENT, CONTRACTOR and DEPARTMENT agree to act immediately to resolve such disputes. Time is of the essence in the resolution of disputes.

          CONTRACTOR agrees that, the existence of a dispute notwithstanding, it will continue without delay to carry out all of its responsibilities under this AGREEMENT which are not affected by the dispute. Should CONTRACTOR fail to continue without delay to perform its responsibilities under this AGREEMENT in the accomplishment of all non-disputed work, any additional costs incurred by CONTRACTOR or the DEPARTMENT as a result of such failure to proceed shall be borne by CONTRACTOR, and CONTRACTOR shall make no claim against the DEPARTMENT for such costs. If CONTRACTOR and DEPARTMENT cannot resolve a dispute within ten (10) working days following notification in writing by either party of the existence of said dispute, then the following procedure shall apply:

          The parties agree to resolve such matters through submission of their dispute to the Commissioner of the Indiana Department of Administration who shall reduce a decision to writing and mail or otherwise furnish a copy thereof to CONTRACTOR and DEPARTMENT within ten (10) working days after presentation of such dispute for her decision. The decision shall be final and conclusive unless CONTRACTOR mails or otherwise furnishes to the Commissioner of Administration, within ten (10) days after receipt of the Commissioner's decision, a written appeal. Within ten (10) working days of receipt, the Commissioner may reconsider the decision. If no reconsideration is provided within ten (10) working days or a negative reconsideration is given, CONTRACTOR may submit the dispute to an Indiana court of competent jurisdiction.

          The DEPARTMENT may withhold payments on disputed items pending the resolution of the dispute. The non-payment by the DEPARTMENT to CONTRACTOR of one or more invoices in dispute shall not constitute default, however, CONTRACTOR may bring suit to collect such monies without following the disputes procedure contained herein.

     35.                      [INTENTIONALLY LEFT BLANK]


     36.  ADDITIONAL PROVISIONS:

          Parties agree to be bound by the following additional provisions:

               a) Nurses/Pharmacists/Medical Staff/Clerical Staff. The ability of the parties to successfully implement the provisions of this AGREEMENT is dependent upon a full nursing, mental health counseling and pharmaceutical staff and the cooperation of DEPARTMENT (and its employees) in the implementation of CONTRACTOR'S managed care guidelines. CONTRACTOR and DEPARTMENT further acknowledge and agree that the nursing staff and pharmacists at the IDOC SITES are and during the term of this AGREEMENT will remain the employees of the DEPARTMENT and that the observance and compliance by all health care personnel with prudent managed care guidelines, health care protocols and the Standards is vital to satisfactory health care services. To that end, CONTRACTOR and the DEPARTMENT agree as follows:

                    (i) As used in this AGREEMENT, the term "MINIMUM STAFFING STANDARDS" means (A) with respect to the DEPARTMENT, the staffing levels for nursing, mental health counseling and pharmaceutical staff in place at each IDOC SITE as of the date of this AGREEMENT, as such staffing levels may be changed by mutual agreement of CONTRACTOR and the DEPARTMENT from time to time; and
                         (B) with respect to CONTRACTOR, the staffing levels set forth in the FINAL OFFER for each IDOC SITE, as such staffing levels may be changed by mutual agreement of CONTRACTOR and the DEPARTMENT from time to time.

                    (ii) CONTRACTOR shall specify to the DEPARTMENT medical
                         protocol and performance standards it believes are necessary or desirable for the successful implementation of this AGREEMENT. CONTRACTOR and the DEPARTMENT shall reasonably agree upon the medical protocol and performance standards necessary or desirable for the successful implementation of this AGREEMENT. The DEPARTMENT shall adopt such mutually agreed upon standards as the protocol and performance standards applicable to and required of its nursing staff, mental health counselors, pharmacists and any other health care professionals (or other persons involved with the provision of health care services) hereafter employed by or under separate contract with the DEPARTMENT ("DEPARTMENT EMPLOYEES").

                   (iii) CONTRACTOR shall supervise all DEPARTMENT EMPLOYEES
                         with respect to all clinical and medical practice matters. CONTRACTOR agrees to provide training to DEPARTMENT EMPLOYEES of the same type and nature as the employees of CONTRACTOR to enable them to meet clinical and medical practice standards established by CONTRACTOR. In addition, CONTRACTOR agrees to provide training to nonmedical employees of the DEPARTMENT as CONTRACTOR determines is necessary to carry out the terms of this AGREEMENT.

                    (iv) The DEPARTMENT shall provide all supervision of
                         DEPARTMENT EMPLOYEES with respect to all administrative matters. CONTRACTOR shall notify the DEPARTMENT of any standards involving DEPARTMENT EMPLOYEES that CONTRACTOR believes are necessary to implement its managed care guidelines, such as scheduling, changes in MINIMUM STAFFING STANDARDS and qualifications and credentials of medical professionals at each IDOC SITE, and may include recommendations for meeting any such standards. CONTRACTOR and the DEPARTMENT shall reasonably agree upon such standards and the DEPARTMENT shall use good faith efforts to meet and satisfy the same, provided, however, that in the event the DEPARTMENT is unable to satisfy any such standards, CONTRACTOR may, subject to the provisions of section 36(m) hereof, enter into temporary contracts for the satisfaction thereof to the extent necessary to carry out its obligations under this AGREEMENT, the costs of which shall be reimbursed to CONTRACTOR in accordance with the terms of section 36(k) hereof.

                    (v) The DEPARTMENT shall provide training to CONTRACTOR and its employees with respect to the terms, conditions and implementation of all union settlement agreements, state personnel rules and procedures and DEPARTMENT's progressive disciplinary system applicable to all DEPARTMENT EMPLOYEES. In addition, the DEPARTMENT shall provide training to all of CONTRACTOR's personnel and all DEPARTMENT EMPLOYEES with respect to the security and custody of offenders at all IDOC SITES.

                    (vi) At the request of the DEPARTMENT, CONTRACTOR shall
                         cooperate in appraisals and evaluations of DEPARTMENT EMPLOYEES and shall notify the DEPARTMENT of any DEPARTMENT EMPLOYEE who fails to comply with the applicable medical protocol and performance standards. CONTRACTOR shall not sign off on any appraisals or evaluations of DEPARTMENT EMPLOYEES.

                   (vii) In the event any DEPARTMENT EMPLOYEE fails to comply with CONTRACTOR's medical protocol and performance standards, CONTRACTOR shall notify the DEPARTMENT, and the DEPARTMENT shall resolve such situation as soon as possible. If failure to follow medical protocols and guidelines results in additional cost to CONTRACTOR, such shall be subject to reimbursement pursuant to the provisions of sections 36(h) and 36(k) hereof. CONTRACTOR agrees to cooperate with the DEPARTMENT in connection with any disciplinary procedure involving any DEPARTMENT EMPLOYEE.

                  (viii) CONTRACTOR and the DEPARTMENT agree to cooperate in interviewing personnel for all medical positions and other positions that directly impact the delivery of medical services pursuant to this AGREEMENT. Each employee of the DEPARTMENT and CONTRACTOR shall, at a minimum, satisfy the staffing qualifications applicable to such employee's position as set forth in section 3.5(B) of the RFP. All CONTRACTOR and DEPARTMENT personnel shall be recruited and employed in accordance with the terms of this AGREEMENT and sections 3.5(B),
                         (D) and (E) of the RFP

               b) Current Employees of DEPARTMENT. CONTRACTOR agrees to interview, in good faith, all individuals currently employed by the DEPARTMENT at any of the IDOC SITES who will not remain DEPARTMENT EMPLOYEES after the COMMENCEMENT DATE ("CURRENT EMPLOYEE(S)"). CONTRACTOR and DEPARTMENT hereby acknowledge and agree that the provisions of this subsection
                    (b) shall be in lieu of the provisions of the second paragraph of section 3.5(A) of the RFP. In the event that there is more than one candidate for any given position, the CURRENT EMPLOYEE eligible for such position shall be given the opportunity to fill such position so long as such CURRENT EMPLOYEE is at least as qualified and as well suited for the position as all other candidates for that position (as reasonably determined by CONTRACTOR). CONTRACTOR shall provide health insurance coverage to each CURRENT EMPLOYEE that CONTRACTOR determines to hire, which coverage shall be effective on the first day of such CURRENT EMPLOYEE'S employment by CONTRACTOR. The DEPARTMENT agrees that it shall conduct all background checks on all applicants for employment, whether or not such candidates are CURRENT EMPLOYEES, and shall provide a copy of the results of all such background checks to CONTRACTOR. The DEPARTMENT may refuse access to any IDOC SITE by an employee of CONTRACTOR if the DEPARTMENT reasonably believes that the presence of such employee at an IDOC SITE may threaten the safety or security at such IDOC SITE. The DEPARTMENT further agrees to provide copies of all performance appraisals in its possession with respect to any candidate that is a

                    CURRENT EMPLOYEE, subject to such candidate's consent, which may be oral or written. If such consent is not received from a candidate, the DEPARTMENT may nonetheless make such performance appraisals available to CONTRACTOR, in the DEPARTMENT'S sole discretion. In the event CONTRACTOR determines not to hire a CURRENT EMPLOYEE, it shall promptly notify the DEPARTMENT of such determination.

               c) Modifications and Operational Decisions. It is understood and agreed that there will be changes from time to time necessary to accommodate changing standards of medical practice as well as to clarify and implement the provisions of this AGREEMENT. There shall be appointed by each party a working group (the "WORKING GROUP") to discuss operational issues, which WORKING GROUP shall include health care representatives, human resources representatives and such other persons as either DEPARTMENT or CONTRACTOR shall deem appropriate. Such WORKING GROUP shall not exceed nine (9) persons with representation from both parties, and the identity of those representatives shall be determined by the mutual consent of the parties.

                    In addition, there shall be appointed by each party to this AGREEMENT no more than three (3) representatives each to a contract administration group (the "CONTRACT ADMINISTRATION GROUP") which shall have the authority to recommend clarifications and modifications to this AGREEMENT. The CONTRACT ADMINISTRATION GROUP shall recommend any changes in pricing, performance standards and requests for upgraded or changed services as may be agreed to by the parties, provided that no documents amending this AGREEMENT shall be binding except to the extent that they first pass through the formal amendment process, where necessary, and are signed by parties authorized on behalf of both sides to execute a written agreement. Notwithstanding the foregoing, at all times CONTRACTOR shall use its best efforts to abide by the standards set forth currently by the NCCHC, subject to the provisions of section 36(j) of this AGREEMENT and any modifications implemented pursuant to this subsection of the AGREEMENT of the parties. Notwithstanding the foregoing, it is understood that certain recommended standards and treatments may be modified from time to time and it is intended that the CONTRACT ADMINISTRATION GROUP recommend any appropriate adoption and pricing changes. It is specifically understood that the CONTRACT ADMINISTRATION GROUP will present recommendations regarding additional services or personnel requested by the DEPARTMENT and any changes to the MINIMUM STAFFING STANDARDS requested by either party.

               d)   Legal Representation/Indemnification.

                    CONTRACTOR and the DEPARTMENT each shall be solely responsible for the acts and omissions of its respective employees, agents and representatives in connection with the performance of this AGREEMENT and the CONTRACT DOCUMENTS and any judgment or award resulting from the acts or omissions of its respective employees, agents and representatives. In the event of any actual or threatened claim, dispute, litigation, administrative or other action by any third party against the DEPARTMENT, CONTRACTOR and/or either of their respective employees, agents or representatives arising from or in connection with this AGREEMENT and the CONTRACT DOCUMENTS (a "LEGAL ACTION"), the DEPARTMENT and CONTRACTOR shall each retain separate legal counsel and shall be responsible for its own counsel's fees and expenses. However, to the extent feasible, CONTRACTOR and the DEPARTMENT agree to cooperate in good faith to resolve any such LEGAL ACTION, and the DEPARTMENT further agrees to assist CONTRACTOR in coordinating representation by the Indiana Attorney General's Office in connection with any LEGAL ACTION. Notwithstanding the foregoing, CONTRACTOR acknowledges that the provisions of IC 34-4-16.5-2 are not applicable to any of its employees. Nothing in this AGREEMENT shall be construed as preventing the DEPARTMENT from seeking legal representation from the Indiana Attorney General.

               e) Bonds. CONTRACTOR has previously provided a Bid Bond to IDOA as required by the BID DOCUMENTS, and such shall be returned to CONTRACTOR within fifteen (15) days of the execution of this AGREEMENT. The parties further agree that the Performance Bond required to be furnished to the DEPARTMENT shall be equal to One Million Five Hundred Thousand Dollars ($1,500,000.00). The parties further agree that in the event of termination of this AGREEMENT, all bonds held by the DEPARTMENT or IDOA shall be immediately returned to CONTRACTOR, but in any event not more than thirty (30) days after termination of this AGREEMENT. In the event of a default by CONTRACTOR under this AGREEMENT, the DEPARTMENT may present the Performance Bond to the surety for performance or payment of the DEPARTMENT's actual damages, up to the amount of One Million Five Hundred Thousand Dollars ($1,500,000.00).

               f) Insurance. CONTRACTOR shall procure and maintain medical malpractice insurance in accordance with the requirements of the RFP or, in the alternative and at its option, CONTRACTOR may satisfy the coverage requirements of Indiana's medical malpractice law (IC 27-12-1-1 et seq.) and contribute to the fund established thereunder.

               g) Equipment and Supplies. The DEPARTMENT shall deliver to CONTRACTOR prior to the INITIAL IMPLEMENTATION DATE a current and complete inventory of all equipment and facilities located at each IDOC SITE, which inventory shall be substantially the same as contained in the Technical Library at the time of issuance of the RFP (the "EXISTING EQUIPMENT"). The DEPARTMENT'S obligations shall be to (i) deliver all EXISTING EQUIPMENT and facilities to CONTRACTOR in good working condition and repair, (ii) provide all equipment and facilities necessary to carry out this AGREEMENT with respect to an expansion of any IDOC SITE, whether resulting from growth in offender population, physical expansion of an IDOC SITE, inclusion of a new facility within the IDOC SITES covered hereunder or otherwise, and (iii) subject to the provisions of section 11, make available to CONTRACTOR on a daily basis by data transfer from the DEPARTMENT's MIS offender tracking system such information on each offender included within the PER DIEM RATE as is necessary for CONTRACTOR to fulfill its obligations hereunder, including, without limitation, the name, gender, date of birth of each offender and IDOC SITE to which such offender is currently assigned. Except as otherwise provided in the immediately preceding sentence, CONTRACTOR shall provide all equipment necessary to carry out this AGREEMENT, repair and maintain in good order and condition all equipment, including, without limitation, those items identified in the BID DOCUMENTS (except that, notwithstanding anything in the BID DOCUMENTS to the contrary, CONTRACTOR shall not be required to provide time clocks at any IDOC SITE), and to replace such equipment as is reasonably necessary to meet the STANDARDS of the NCCHC. Notwithstanding the foregoing, any repair or replacement of a piece of EXISTING EQUIPMENT with a replacement cost of Five Thousand Dollars ($5,000.00) or more that becomes necessary within the first six (6) months after the implementation date at the IDOC SITE where such EXISTING EQUIPMENT is operated shall be the responsibility of the DEPARTMENT. Further, to the extent the CONTRACTOR elects to use existing DEPARTMENT hardware and software systems and data bases (such as the pharmacy and portions of the offender tracking system), such shall be repaired and maintained by the DEPARTMENT. All EXISTING EQUIPMENT and any other equipment purchased by the DEPARTMENT shall be the property of the DEPARTMENT. All equipment provided or purchased by CONTRACTOR in furtherance of this AGREEMENT shall be the property of CONTRACTOR unless and until purchased by the DEPARTMENT pursuant to this AGREEMENT.

                    In the event of an emergency, CONTRACTOR may procure any necessary equipment which is otherwise the DEPARTMENT's responsibility, which procurement shall constitute ADDITIONAL SERVICES hereunder, and the DEPARTMENT shall reimburse CONTRACTOR for the cost of such equipment in accordance with the provisions of section 36(k). CONTRACTOR shall provide to the DEPARTMENT, on a quarterly basis, an accounting of all equipment purchased by CONTRACTOR in furtherance of this AGREEMENT. At the termination of this AGREEMENT, the DEPARTMENT shall pay to CONTRACTOR an amount sufficient to purchase equipment purchased by CONTRACTOR in carrying out this AGREEMENT and any additional software or computer equipment provided by CONTRACTOR pursuant to the BID DOCUMENTS, based on a straight-line depreciation schedule over the four (4) year term of this AGREEMENT; provided, however, that if such amount is less than One Thousand Dollars ($1,000.00), such equipment shall become the property of the DEPARTMENT at no cost; and provided further, however, that CONTRACTOR shall notify the DEPARTMENT prior to purchasing any piece of equipment with a cost of Five Thousand Dollars ($5,000.00) or more, and any such piece of equipment shall be deemed to be part of the equipment to be purchased by the DEPARTMENT at the termination of this AGREEMENT unless the DEPARTMENT shall object in writing to CONTRACTOR'S purchase thereof within thirty (30) days of such notice, in which case the DEPARTMENT'S obligations to purchase such equipment at the termination of this AGREEMENT shall be determined by the CONTRACT ADMINISTRATION GROUP pursuant to the provisions of section 36(c) hereof.

               h) Pricing and Adjustments. It is understood and agreed that the pricing set forth herein contemplates that the parties have agreed on a total state coverage for this AGREEMENT. Further, to the extent that additional reimbursements by the DEPARTMENT are established pursuant to the terms of this AGREEMENT, at the DEPARTMENT'S election, such may be reimbursed on a lump sum basis (with no more than a 15% add-on for administration and purchasing), or the parties may agree to an adjustment to the Per Diem Rates sufficient to cover such reimbursement costs, together with other reasonable costs thereof or the parties may agree to other terms for reimbursement pursuant to section 36(k) below.

                    (i) Notwithstanding the foregoing, it is understood and agreed that the implementation of this AGREEMENT shall be phased-in in accordance with subsection (o) below. CONTRACTOR and the DEPARTMENT agree that, until the FINAL IMPLEMENTATION DATE, "Per Diem Rates" shall mean, for any region, the per diem rates for such region set forth in the FINAL OFFER, and after the FINAL IMPLEMENTATION DATE, Per Diem Rates shall be as set forth herein. CONTRACTOR and the DEPARTMENT agree that, during the phased implementation of this AGREEMENT, CONTRACTOR shall be responsible for the payment of only those third party provider payment claims, or portion thereof, for health services provided to an offender at a time when such offender is included within the Per Diem Rates or for which CONTRACTOR receives reimbursement as an ADDITIONAL SERVICE under section 36(k) hereof. The DEPARTMENT shall be responsible for payment of all other third party provider payment claims. In the event CONTRACTOR or the DEPARTMENT receives a third party provider invoice or request for payment for health services requested or approved by the other party hereto, it shall immediately forward to the other party hereto such invoice or request for payment. CONTRACTOR and the DEPARTMENT shall each use good faith efforts to ensure that all third party provider payment claims for which it is responsible are paid in a timely manner.

                         (ii) Notwithstanding any other provisions of this
                              AGREEMENT to the contrary, during the phased implementation, the DEPARTMENT shall reimburse CONTRACTOR for overhead expenses pursuant to the following formula:

                         No. of Offenders not covered by Per Diem Rates X Overhead Expenses Official offender count of the DEPARTMENT

                              Overhead Expenses shall be determined on a monthly basis and paid in arrears with the next monthly payment. Reimbursement for partial months shall be prorated on a daily basis.

                              As used herein, "Overhead Expenses" means all expenses of CONTRACTOR (including employees, facilities, equipment and materials) attributable to statewide services under this AGREEMENT and not attributable directly to specific IDOC SITES already implemented hereunder.

               i) Outside Vendors/Providers/Hospitals. The parties understand and agree that the CONTRACTOR shall enter into agreements with certain health service providers, including doctors, ambulance services and others. Notwithstanding the foregoing in the event that the DEPARTMENT notifies the CONTRACTOR in writing that certain providers are providing an unacceptable level of service, the CONTRACTOR shall in good faith work to make such changes as are necessary to accommodate the wishes of the DEPARTMENT. It is also agreed that while certain contractors were identified in the BID DOCUMENTS as being potential subcontractors and providers of services, such is dependent upon the good faith negotiations of certain parties which are not party to this AGREEMENT. Therefore, CONTRACTOR shall not be required to contract with such persons. The DEPARTMENT may refuse access to any IDOC SITE by any of CONTRACTOR's subcontractors or health service providers if the DEPARTMENT reasonably believes that the presence of such subcontractor or health service provider at an IDOC SITE may threaten the safety or security at such IDOC SITE.

                    The CONTRACTOR shall seek in good faith to negotiate reasonable agreements with such hospitals and other off-site providers as may be suggested by the DEPARTMENT. Further, so long as the current locked patient units at Wishard Memorial Hospital (Indianapolis), Memorial Hospital (Michigan City) and Mary Sherman Hospital (Sullivan) are available to the CONTRACTOR at the current per diem and physician reimbursement rates available to the DEPARTMENT (or such other rates as are satisfactory to CONTRACTOR) and are in compliance with CONTRACTOR's Utilization Management Processes, the CONTRACTOR agrees that it shall use such hospital facilities for at least the first six (6) months of the term of this AGREEMENT. Thereafter, the CONTRACTOR shall work with the DEPARTMENT to insure that satisfactory arrangements are made.

               j) Accreditation. The parties agree to work in good faith toward accreditation pursuant to the STANDARDS of the NCCHC ("ACCREDITATION") of those IDOC SITES where on-site health care service is provided, as listed in Exhibit A attached hereto. Such ACCREDITATION shall occur as soon as practicable but in any event within twenty-four (24) months of the FINAL IMPLEMENTATION DATE of this AGREEMENT (as hereinafter defined). The parties further agree to work in good faith thereafter to continuously operate each IDOC SITE at NCCHC operating standards. It is understood and agreed that the DEPARTMENT believes that ACCREDITATION is an important provision of this AGREEMENT. However, the parties also agree that certain provisions of ACCREDITATION rely integrally on the DEPARTMENT, the DEPARTMENT's STANDARDS, and the cooperation of the DEPARTMENT and employees, especially nurses and other health care professionals, under the direction and control of the DEPARTMENT. The parties further acknowledge and agree that the MINIMUM STAFFING STANDARDS for some of the IDOC SITES are or may be inconsistent with NCCHC standards and therefore preclude ACCREDITATION of those IDOC SITES. Notwithstanding anything contained herein or in the RFP or other BID DOCUMENTS to the contrary, CONTRACTOR shall not be required to obtain or maintain ACCREDITATION of any IDOC SITE for which the MINIMUM STAFFING STANDARDS are inconsistent with NCCHC standards. Further, if ACCREDITATION is required under this AGREEMENT and is not obtained or maintained due to no failure by CONTRACTOR to perform its obligations hereunder, such shall not be a default hereunder and the DEPARTMENT shall pay any additional costs associated with obtaining such ACCREDITATION (fees, survey costs, etc.). However, if ACCREDITATION required by this AGREEMENT is not obtained on or before twenty-four (24) months after the FINAL IMPLEMENTATION DATE, and such failure to obtain required ACCREDITATION is due solely to the responsibility of the CONTRACTOR, then the CONTRACTOR agrees that it shall pay liquidated damages to the DEPARTMENT in the amount of One Hundred Thousand Dollars ($100,000.00) for each such IDOC SITE for which required ACCREDITATION is not obtained and/or maintained, and shall continue to work toward ACCREDITATION as expeditiously as possible. In the event that the CONTRACTOR is unable to obtain required ACCREDITATION and pays the liquidated damages amount, and thereafter the CONTRACTOR is able to obtain such ACCREDITATION, the CONTRACTOR shall receive a refund of the pro rata share of such liquidated damages from the DEPARTMENT, based upon a fraction whereby the number of days elapsed since the FINAL IMPLEMENTATION DATE is the numerator, and the number of days from the FINAL IMPLEMENTATION DATE to the final termination of this AGREEMENT is the denominator.

               k) Special Reimbursements. In the event the DEPARTMENT changes existing medical directives or the mutually agreed formulary dated April 4, 1997, and such change impacts CONTRACTOR's costs of performing under this AGREEMENT, adjustments in compensation to CONTRACTOR, whether upwards or downwards, shall be determined in accordance with the provisions of sections 36(c), 36(h) and 36(k) hereof. CONTRACTOR shall not commence the additional work or change the scope of the work until authorized in writing by the DEPARTMENT and no claim for additional compensation in connection with such changes in medical directives or formulary shall be made in the absence of a prior written approval executed by all signatories hereto amending this AGREEMENT by formal amendment process, where necessary. In addition, CONTRACTOR has agreed, at the DEPARTMENT's request and subject to the terms of this subparagraph, to provide certain health services more particularly described in Exhibit B attached hereto which are not contemplated by or included in the BID DOCUMENTS (the "ADDITIONAL SERVICES"). The DEPARTMENT shall reimburse CONTRACTOR monthly for the amounts agreed upon for such ADDITIONAL SERVICES or, if no amount for reimbursement has been agreed upon, the actual cost of providing ADDITIONAL SERVICES, provided that the DEPARTMENT shall have no obligation to reimburse CONTRACTOR for that portion of its actual costs which exceed the usual and customary charges for such services by other health care providers in the area. Further, the DEPARTMENT may request, and CONTRACTOR may agree, to provide other ADDITIONAL SERVICES in the future, or it may become necessary, due to emergency or other unforeseeable circumstances, for CONTRACTOR to provide ADDITIONAL SERVICES not otherwise identified herein. The DEPARTMENT and CONTRACTOR agree that provision of any such future ADDITIONAL SERVICES and the reimbursement by the DEPARTMENT to CONTRACTOR therefor shall, to the extent possible, be determined by good faith negotiations of the CONTRACT ADMINISTRATION GROUP pursuant to section 36(c) of this AGREEMENT. Notwithstanding the foregoing, CONTRACTOR shall not be responsible for providing or supervising the provision of substance abuse counseling unless otherwise specifically agreed. Additionally, the DEPARTMENT represents that, to its knowledge, as of the date of execution of this AGREEMENT, there is no offender located at any IDOC

                    SITE for whom an organ transplant is or foreseeably may become medically necessary. However, should an organ transplant become medically necessary for an offender included within the PER DIEM RATE during the term hereof, such organ transplant shall be included in the services to be provided by CONTRACTOR under this AGREEMENT; provided, however, that the services to be provided by CONTRACTOR hereunder shall not include any services or costs with respect to or incurred by or in connection with any organ donor.

               l) Mental Health. It is understood and agreed that the CONTRACTOR shall not be responsible for substance abuse disorder treatment. However, the parties agree to work cooperatively to establish standards for a determination as to which offenders shall meet the definitions in the mental health coverage that is required under this AGREEMENT.

               m) Vacancies. CONTRACTOR shall use all reasonable efforts to fill any personnel vacancies as expeditiously as possible. In the event a vacancy in a position which is included in the MINIMUM STAFFING STANDARDS is not filled within thirty
                    (30) days after becoming vacant, the DEPARTMENT may setoff against the next monthly reimbursement due to CONTRACTOR an amount equal to one hundred thirty percent (130%) of CONTRACTOR's statewide average salary for such vacant position for the period of time it is vacant; provided, however, that if CONTRACTOR's failure to fill such vacancy within thirty (30) days is due, in whole or in part, to the DEPARTMENT's clearance and preapproval procedures or an agreed upon change in MINIMUM STAFFING STANDARDS, no such penalty shall be assessed or be payable.

                    The DEPARTMENT shall use all reasonable efforts to fill any DEPARTMENT EMPLOYEE (as defined in section 36(a)(i)) vacancies as expeditiously as possible. CONTRACTOR shall promptly notify the DEPARTMENT upon becoming aware of any such vacancy and, in the event the DEPARTMENT has not filled such vacancy within forty-five (45) days after such notice, and CONTRACTOR and the DEPARTMENT mutually agree, in good faith, CONTRACTOR may contract on a temporary basis to fill such vacancy; provided, however, that CONTRACTOR may contract on a temporary basis as necessary to fill a vacancy in a position included within the MINIMUM STAFFING STANDARDS or as otherwise necessary to comply with state and federal law immediately after notice to the DEPARTMENT's medical director. Resolving any DEPARTMENT EMPLOYEE vacancy on a temporary contract basis shall constitute ADDITIONAL SERVICES under this AGREEMENT and the DEPARTMENT shall reimburse CONTRACTOR for all costs associated therewith in accordance with section 36(k) of this AGREEMENT. Such temporary contracting pursuant to this section shall be subject to the same background checks and employment conditions and standards as other DEPARTMENT EMPLOYEES.

               n) Existing Legal Actions. The parties hereto acknowledge that there are certain legal orders, agreed entries, consent decrees and other matters which may affect the services provided hereunder (collectively "JUDICIAL ORDERS"), and those which currently exist are as follows:

                    (i) an Agreed Entry in the matter of Anderson v. Orr (Civil Action No. 583-0481), dated ____________ ___, 1988, relating to Westville Correctional Center;

                    (ii) an Entry of Agreed Order in the matters of Wellman v.
                         Faulkner (Cause No. 579-32), Adams v. Duckworth (Cause No. 577-35) and Hendrix v. Bowen (Cause No. 576-187), dated October 11, 1985, relating to the Indiana State Prison;

                   (iii) the decision of the Seventh Circuit Court of Appeals in French v. Owens (Cause Nos. 83-2280 and 85-1065), decided November 26, 1985 relating to the Indiana State Prison;

                    (iv) the Amended Order of the Federal Court of the Southern
                         District of Indiana in French v. Owens (Civil Action No. IP-75-677-C), dated December 14, 1984, relating to the Pendleton Reformatory;

                    (v) the Agreed Entry in Cox v. Orr (Cause No. IP-82-477-C), dated February 18, 1986, relating to the State Farm;

                    (vi) the Entry of the United States District Court for the
                         Northern District of Indiana in Taifa v. Bayh (Civil Action No. 3:92-CV-429AS), dated January 3, 1994, including an Agreed Entry relating to the Maximum Control complex; and

                   (vii) Stipulation to Enter Consent Decree in the United
                         States District Court for the Southern District of Indiana in W.C. & T.P. v. Aiken & Cline (Civil Action No. IP-90-40-C), dated _______ ___, 19__, relating to the Boys School.

                    While it is agreed that CONTRACTOR shall abide by the terms of the existing JUDICIAL ORDERS, it is also understood that such shall not bind CONTRACTOR to the extent the JUDICIAL ORDERS relate to matters outside the scope of this AGREEMENT (such as non-medical matters), or which are expressly excluded from this AGREEMENT (such as over-the-counter pharmaceuticals). To the extent requested by the DEPARTMENT, CONTRACTOR and the DEPARTMENT shall negotiate in good faith to modify this AGREEMENT to comply with any additional JUDICIAL ORDERS and to comply with the terms of any additional JUDICIAL ORDERS. To the extent that such modification and/or compliance would result in additional cost to CONTRACTOR, and such additional JUDICIAL ORDERS do not result from a failure by CONTRACTOR to perform hereunder, such modification and/or compliance shall constitute ADDITIONAL SERVICES under this AGREEMENT and the DEPARTMENT shall reimburse CONTRACTOR for all costs associated therewith in accordance with section 36(k) of this AGREEMENT. Further, the parties shall cooperate in seeking to obtain modification or release from the existing JUDICIAL ORDERS to the extent that such are inconsistent with prudent managed care practices.

               o) Implementation Timing. At the request of the DEPARTMENT, the CONTRACTOR has agreed to a phased implementation process. It is agreed that on or before sixty (60) days after all required signatures have been affixed to this AGREEMENT ("INITIAL IMPLEMENTATION DATE"), the CONTRACTOR shall implement the services at the Correctional Industrial Facility located at Pendleton, Indiana, and the Pendleton Correctional Facility located at Pendleton, Indiana (both sites as identified in the BID DOCUMENTS). Not earlier than sixty (60) days, nor later than ninety (90) days thereafter, the CONTRACTOR shall commence implementation of services at the other IDOC SITES delineated in the RFP, according to the implementation schedule attached hereto as Exhibit C, with final implementation at all IDOC SITES as therein indicated ("FINAL IMPLEMENTATION DATE"). The parties shall use good faith efforts to comply with such implementation schedule. CONTRACTOR shall use its best efforts to notify the DEPARTMENT of the IMPLEMENTATION DATE for each IDOC SITE thirty (30) days in advance of such IMPLEMENTATION DATE, if possible, or on the earliest date as is reasonably feasible.

               p) Co-Payment Procedures. There are certain co-payment procedures which are currently being established by the DEPARTMENT. The CONTRACTOR agrees to be bound thereby and to use good faith efforts to implement such co-payment procedures. The intended co-payment procedures are set forth in the attached Exhibit D, and to the extent of such a change, the parties will work together in good faith to agree on any changes thereto.

               q) Cooperation with Facilities. It is understood and agreed that there are certain statutory authorities designated to the superintendents of each facility as set forth in applicable law. The parties hereby agree to cooperate in implementing the services hereby and facilitating the statutory obligations of the superintendents. Further, CONTRACTOR shall cooperate with internal DEPARTMENT procedures on monitoring and disciplining offenders, including the Conduct Adjustment Board, and shall report to the DEPARTMENT any violations of such procedures by offenders.

               r) Additional Facilities. To the extent that if additional correctional facilities are placed in service by the DEPARTMENT during the term of this AGREEMENT, the DEPARTMENT may by memorandum of understanding adopted through the formal amendment process, where necessary, bring such facilities under the terms of this AGREEMENT as an IDOC SITE.

     37.  MAINTAINING A DRUG-FREE WORKPLACE:

          Pursuant to Executive Order No. 90-5, CONTRACTOR covenants and agrees to the following:

               a) CONTRACTOR agrees to make a good faith effort to provide and maintain during the term of this AGREEMENT a drug-free workplace, and that it will give written notice to the DEPARTMENT and the Indiana Department of Administration within ten (10) days after receiving actual notice that an employee of CONTRACTOR has been convicted of a criminal drug violation occurring in CONTRACTOR'S workplace.

               b) In addition to the provisions of subparagraph (a) above, if the total amount set forth in this AGREEMENT is in excess of Twenty-Five Thousand Dollars ($25,000.00), CONTRACTOR hereby further agrees that this AGREEMENT is expressly subject to the terms, conditions and representations contained in the "Drug-Free Workplace Certification" executed by CONTRACTOR in conjunction with this AGREEMENT and which is set forth in section 38 of this AGREEMENT.

               c) It is further expressly agreed that the failure of CONTRACTOR to comply in good faith with the terms of subparagraph (a) above, or falsifying or otherwise violating the terms of the certification referenced in subparagraph
                    (a) above, or falsifying or otherwise violating the terms of the certification referenced in subparagraph (b) above, shall constitute a material breach of this AGREEMENT, and shall entitle the State of Indiana to impose sanctions against the CONTRACTOR including, but not limited to, suspension of contract payments, termination of this AGREEMENT and/or debarment of the CONTRACTOR from doing further business with the State of Indiana for up to three
                    (3) years.

     38.  DRUG-FREE WORKPLACE CERTIFICATION:

          This certification is required by Executive Order No. 90-5, April 12, 1990, issued by the Governor of Indiana. Pursuant to its delegated authority, IDOA is requiring the inclusion of this certification in all contracts with and grants from the State of Indiana in excess of Twenty-Five Thousand Dollars ($25,000.00). No award of a contract shall be made, and no contract, purchase order or agreement, the total amount of which exceeds Twenty-Five Thousand Dollars ($25,000.00), shall be valid unless and until this certification has been fully executed by CONTRACTOR and made a part of the AGREEMENT as part of the CONTRACT DOCUMENTS. False certification or violation of the certification may result in sanctions including, but not limited to, suspension of contract payments, termination of AGREEMENT and/or debarment of contracting opportunities with the State of Indiana for up to three (3) years.

     CONTRACTOR certifies and agrees that it will provide a drug-free workplace by:

     a) Publishing and providing to all of its employees a statement notifying employees that the unlawful manufacture, distribution, dispensing, possession or use of a controlled substance is prohibited in CONTRACTOR's workplace and specifying the actions that will be taken against employees for violations of such prohibition;

     b) Establishing a drug-free awareness program to inform employees of (1) the dangers of drug abuse in the workplace; (2) CONTRACTOR's policy of maintaining a drug-free workplace; (3) any available drug counseling, rehabilitation, and employee assistance programs; and (4) the penalties that may be imposed upon an employee for drug abuse violations occurring in the workplace;

     c) Notifying all employees in the statement required by subparagraph (a) above that as a condition of continued employment the employee will
          (1) abide by the terms of the statement; and (2) notify the employer of any criminal drug statute conviction for a violation occurring in the workplace no later than five (5) days after such conviction;

     d) Notifying in writing the DEPARTMENT and IDOA within ten (10) days after receiving notice from an employee under subparagraph (c)(2) above, or otherwise receiving actual notice of such conviction;

     e)   Within thirty (30) days after receiving notice under subparagraph
          (c)(2) above of a conviction, imposing the following sanctions or remedial measures on any employees who is convicted of drug abuse violations occurring in the workplace: (1) take appropriate personnel action against the employee, up to and including termination; or (2) require such employee to satisfactorily participate in a drug abuse assistance or rehabilitation program approved for such purposes by a federal, state or local health, law enforcement, or other appropriate agency; and

     f) Making a good faith effort to maintain a drug-free workplace through the implementation of subparagraphs (a) through (e) above.

     39.  NON-COLLUSION AND ACCEPTANCE:

          The undersigned attests under penalties of perjury that he is the contracting party, or that he is the representative, agent, member or officer of the contracting party, that he has not, nor has any other member, employee, representative, agent or officer of the firm, company, corporation or partnership represented by him, directly or indirectly, to the best of his knowledge, entered into or offered to enter into any combination, collusion or agreement to receive or pay, and that he has not received or paid, any sum of money or other consideration for the execution of this AGREEMENT other than that which appears on the face of the AGREEMENT.

          The parties having read and understand the foregoing terms of the AGREEMENT do by their respective signatures dated below hereby agree to the terms thereof, including, if this

          AGREEMENT is in excess of Twenty-Five Thousand Dollars ($25,000.00), paragraph 38, Drug-Free Workplace Certification.


     IN WITNESS WHEREOF, the parties hereunto affixed their signatures:

For CONTRACTOR:                                For DEPARTMENT:

PRISON HEALTH SERVICES, INC.                   Attested By: /s/ Edward L. Cohn
                                                            -------------------
                                               Printed Name: Edward Cohn
                                               Title:        Commissioner
By:                                            Date:         4-18-97
     ------------------------
     (authorized signature)


     ------------------------
Name:    (print or type)

         Chairman
      --------------------
Title or Official Capacity: (print or type)

Date:   4/18/97

APPROVED:                                      APPROVED AS TO LEGALITY AND FORM:

STATE BUDGET AGENCY


/s/ David A. Dukes, Jr.                        /s/ Emily S. Rosko, Deputy
--------------------------                     ----------------------------
Peggy Boehm                                    Jeffrey Modisett
Director                                       Attorney General of Indiana

Date:  5/8/97                                  Date:   5-8-97

APPROVED:

INDIANA DEPARTMENT OF ADMINISTRATION


/s/ Jay D. McQueen, Jr.
-------------------------------
Betty Cockrum
Commissioner

Date:  May 1, 1997

                                    EXHIBIT A


                     IDOC FACILITIES TO BE NCCHC ACCREDITED


ADP INDIANA      (as of July 1996)           NOW KNOWN AS:
-----------                                  ------------

Central
Indiana State Reformatory                    Pendleton Correctional Facility
Correctional Industrial Complex              Correctional Industrial Facility
Indiana Women's Intake Unit
Indianapolis Women's Work Release            Indianapolis Women's Work Release Center
Indiana Women's Prison
Reception Diagnostic
Indiana Youth Center                         Plainfield Correctional Facility
Indiana Boys' School                         Plainfield Juvenile Correctional Facility
Indiana Girls' School                        Indianapolis Juvenile Correctional Facility

Southern
Indiana State Farm                           Putnamville Correctional Facility
Henryville Correctional Unit                 Henryville Correctional Facility
Madison Correctional Unit                    Madison Correctional Facility
Rockville Training Center                    Rockville Correctional Facility
Wabash Valley Correctional                   Wabash Valley Correctional Facility
Branchville Training Center                  Branchville Correctional Facility

Northern
Indiana State Prison
Lakeside Correctional Center                 Lakeside Correctional Facility
North Central Juvenile Facility              North Central Juvenile Correctional Facility
Medaryville Correctional Unit                Medaryville Correctional Facility
Maximum Control Complex                      Maximum Control Facility
Westville Correctional Center/Psych          Westville Correctional Facility
Westville Transition Unit                    Westville Transitional Facility


                                    EXHIBIT B



1. Vaccines for offenders in addition to those required by IC 20-8.1-7-9.5, for which CONTRACTOR shall be reimbursed at cost.

2. Periodic routine physicals (excluding psychiatric evaluations) provided at the IDOC SITES for DEPARTMENT EMPLOYEES, for which CONTRACTOR shall be reimbursed in the amount agreed upon by the parties.

3. Emergency health care services outside of the offender care services anticipated by the CONTRACT DOCUMENTS with respect to which CONTRACTOR incurs additional significant costs. CONTRACTOR agrees to consult with the medical director of the applicable IDOC SITE or superintendent at the applicable IDOC SITE, to the extent possible, before providing emergency health care services outside of the offender care services anticipated by the CONTRACT DOCUMENTS; provided, however, that CONTRACTOR will not refuse to provide first response emergency care as necessary.

                                    EXHIBIT C

                      IDOC SITES AND PROJECTED START DATES

CENTRAL                                            ADP        PHASE I            PHASE II        PHASE III
-------                                           -----       -------            --------        ---------
Pendleton Correctional Facility                   1,592       *60 DAYS
Correctional Industrial Facility                  1,250        60 DAYS
Indianapolis Men's Work Release Center               31                           75 DAYS
Plainfield Juvenile Correctional Facility           380                           90 DAYS
Indianapolis Juvenile Correctional Facility         193                           90 DAYS
Reception Diagnostic Center                         650                          120 DAYS
Plainfield Correctional Facility                  1,276                          120 DAYS
Indiana Women's Intake Unit                         380                                           165 DAYS
Indianapolis Women's Work Release Center             18                                           165 DAYS
Indiana Women's Prison                              113                                           165 DAYS
                                                    ---
         TOTAL                                    5,883

SOUTHERN
Atterbury Correctional Facility                      74                           75 DAYS
Edinburgh Correctional Facility                      99                           75 DAYS
Henryville Correctional Facility                    106                           75 DAYS
Madison Correctional Facility                       180                           90 DAYS
Rockville Correctional Facility                     388                           90 DAYS
Bloomington Juvenile Correctional Facility           54                           75 DAYS
Putnamville Correctional Facility                 1,645                          105 DAYS
Branchville Correctional Facility                   836                          105 DAYS
Wabash Valley Correctional Facility                 907                          120 DAYS
                                                    ---
         TOTAL                                    4,289

NORTHERN
Northeast Juvenile Correctional Facility             47                                           135 DAYS
Ft. Wayne Juvenile Correctional Facility             40                                           135 DAYS
Chain O'Lakes Correctional Facility                 100                                           135 DAYS
South Bend Work Release Center                       72                                           135 DAYS
South Bend Juvenile Correctional Facility            43                                           135 DAYS
Camp Summit                                          44                                           135 DAYS
Lakeside Correctional Facility                      313                                           150 DAYS
Logansport Juvenile Intake/Diag. Facility            79                                           150 DAYS
North Central Juvenile Correctional Facility        126                                           150 DAYS
Medaryville Correctional Facility                   121                                           150 DAYS
Indiana State Prison                              1,721                                           180 DAYS
Maximum Control Facility                             53                                           180 DAYS
Westville Correctional Facility                   2,744                                           180 DAYS
Westville Transition Facility                       194                                           180 DAYS
                                                    ---
         TOTAL                                    5,697

GRAND TOTAL                                      15,869


*Days after contract finally executed

                                  EXHIBIT D

                     TITLE 210 DEPARTMENT OF CORRECTION

                                   FINAL RULE
                           LSA Document #96-64 (F)

                                   DIGEST

          Adds 210 IAC 7 concerning the administration of offender health care co-payments. This article complies with IC 11-10-3-5: (1) provides that an inmate committed to the department may be required to make a co-payment for health care related services provided during the inmate's confinement; (2) provides for certain exceptions; and (3) requires money collected to be used to reimburse the department of correction. Effective 30 days after filing with the secretary of state.

210 IAC 7

          SECTION 1. 210 IAC 7 IS ADDED TO READ AS FOLLOWS:

          ARTICLE 7. OFFENDER HEALTH CARE CO-PAYMENT PROCEDURES

          RULE 1.  GENERAL PROVISIONS; APPLICABILITY

210 IAC 7-1-1 DEFINITIONS; APPLICABILITY
          AUTHORITY: IC 11-10-3-5
          AFFECTED: IC 11-10-3

          SEC. 1. THE DEFINITIONS IN THIS RULE APPLY THROUGHOUT THIS ARTICLE. (Department of Correction; 210 IAC 7-1-1)

210 IAC 7-1-2 "CHRONICALLY PRESCRIBED MEDICATION" DEFINED
          AUTHORITY: IC 11-10-3-5
          AFFECTED: IC 11-10-3

          SEC. 2. "CHRONICALLY PRESCRIBED MEDICATION" MEANS A DRUG OR
SUBSTANCE PRESCRIBED REPEATEDLY OVER A PROLONGED PERIOD OF TIME, USUALLY IN THE TREATMENT OF A CHRONIC ILLNESS. (Department of Correction; 210 IAC 7-1-2)

210 IAC 7-1-3 "CO-PAYMENT" DEFINED
          AUTHORITY: IC 11-10-3-5
          AFFECTED: IC 11-10-3

          SEC. 3. "CO-PAYMENT" MEANS THE SHARE OF THE COSTS OF PROVIDING HEALTH CARE RELATED SERVICES OR GOODS PAID BY AN OFFENDER. (Department of Correction; 210 IAC 7-1-3)

210 IAC 7-1-4 "DEPARTMENT" DEFINED
          AUTHORITY: IC 11-10-3-5
          AFFECTED: IC 11-10-3

          SEC. 4. "DEPARTMENT" MEANS DEPARTMENT OF CORRECTION. (Department of Correction; 210 IAC 7-1-4)

210 IAC 7-1-5 "HEALTH CARE SERVICES" DEFINED
          AUTHORITY: IC 11-10-3-5
          AFFECTED: IC 11-10-3

          SEC. 5. "HEALTH CARE SERVICES" MEANS ANY SERVICES, INCLUDING MEDICAL, DENTAL, EYE OR HEARING CARE, OR PHARMACY PROVIDED BY THE DEPARTMENT TO OFFENDERS. THESE SERVICES MAY BE PROVIDED EITHER BY DEPARTMENT STAFF, THROUGH A CONTRACT, OR BY A PRIVATE PROVIDER SELECTED BY THE DEPARTMENT. MENTAL HEALTH SERVICES AND THE PRESCRIPTION OF PSYCHOTROPIC OR NEUROLEPTIC MEDICATIONS ARE NOT INCLUDED IN THESE SERVICES. (Department of Correction; 210 IAC 7-1-5)

210 IAC 7-1-6 "HEALTH CARE SERVICES STAFF" DEFINED
          AUTHORITY: IC 11-10-3-5
          AFFECTED IC 11-10-3

          SEC. 6. "HEALTH CARE SERVICES STAFF" MEANS HEALTH CARE PROFESSIONALS
INCLUDING:
          (1) PHYSICIANS;
          (2) NURSES;
          (3) DENTISTS;
          (4) OPTOMETRISTS; AND
          (5) SPECIALISTS;
WHO ARE EITHER STAFF OR PROVIDE SERVICES TO THE DEPARTMENT AT THE REQUEST OF THE DEPARTMENT. (Department of Correction; 210 IAC 7-1-6)

210 IAC 7-1-7 "NEUROLEPTIC MEDICATION" DEFINED
          AUTHORITY: IC 11-10-3-5
          AFFECTED: IC 11-10-3

          SEC. 7. "NEUROLEPTIC MEDICATION" MEANS PSYCHOTROPIC MEDICATION UTILIZED TO CONTROL PSYCHOTIC THINKING OR BEHAVIOR. (Department of Correction; 210 IAC 7-1-7)

210 IAC 7-1-8 "OFFENDER" DEFINED
          AUTHORITY: IC 11-10-3-5
          AFFECTED: IC 11-10-3

          SEC. 8. "OFFENDER" MEANS ANY PERSON COMMITTED TO THE DEPARTMENT AND WHO IS HOUSED IN A DEPARTMENT FACILITY. (Department of Correction; 210 IAC 7-1-8)

210 IAC 7-1-9 "PSYCHOTROPIC MEDICATION" DEFINED
          AUTHORITY: IC 11-10-3-5
          AFFECTED: IC 11-10-3-5

          SEC. 9. "PSYCHOTROPIC MEDICATION" MEANS A DRUG OR SUBSTANCE WHICH EXERTS AN EFFECT UPON THE MIND AND IS CAPABLE OF MODIFYING MENTAL ACTIVITY. (Department of Correction; 210 IAC 7-1-9)

210 IAC 7-1-10 APPLICABILITY OF ARTICLE
          AUTHORITY: IC 11-10-3-5
          AFFECTED: IC 11-10-3

          SEC. 10. (A) THIS ARTICLE IS APPLICABLE TO ALL OFFENDERS COMMITTED TO THE DEPARTMENT, EXCEPT THOSE OFFENDERS WHO:
          (1) MAINTAIN A POLICY OF HEALTH CARE INSURANCE FROM A PRIVATE COMPANY THAT WILL BE IN EFFECT DURING THE OFFENDER'S INCARCERATION AND WILL COVER:
                      (A) MEDICAL CARE;
                      (B) DENTAL CARE;
                      (C) EYE CARE; OR
                      (D) ANY OTHER HEALTH CARE RELATED SERVICE; OR
          (2) ARE WILLING AND ABLE TO PAY FOR THEIR OWN MEDICAL
CARE.

          (B) ALL OTHER OFFENDERS NOT COVERED IN SUBSECTION (A) WHO ARE COMMITTED TO THE DEPARTMENT SHALL BE REQUIRED TO MAKE A CO-PAYMENT FOR COVERED HEALTH CARE SERVICES UNLESS:
          (1) THE OFFENDER DOES NOT HAVE FUNDS IN THE INMATE TRUST FUND ACCOUNT AT THE TIME THE SERVICE IS PROVIDED;
          (2) THE OFFENDER DOES NOT HAVE FUNDS IN THE INMATE TRUST FUND ACCOUNT WITHIN THIRTY (30) DAYS AFTER THE SERVICE IS PROVIDED;
          (3) THE SERVICE IS PROVIDED IN AN EMERGENCY;
          (4) THE SERVICE IS PROVIDED AS A RESULT OF AN INJURY RECEIVED WHILE IN THE CUSTODY OF THE DEPARTMENT; OR (5) THE SPECIFIC SERVICES ARE PROVIDED AT THE REQUEST OF THE FACILITY HEAD OR DESIGNEE.
(Department of Correction; 210 IAC 7-1-10)

          RULE 2. HEALTH CARE SERVICES

210 IAC 7-2-1 ACCESS
          AUTHORITY: IC 11-10-3-5
          AFFECTED: IC 11-10-3

          SEC. 1. (A) ALL OFFENDERS SHALL BE ENTITLED TO THE FOLLOWING:
          (1) MEDICAL CARE, MEDICAL PERSONNEL, AND MEDICAL FACILITIES OF A QUALITY COMPLYING WITH APPLICABLE STATE LICENSING REQUIREMENTS.
          (2) FIRST-AID OR EMERGENCY TREATMENT ON A TWENTY-FOUR (24) HOUR BASIS.
          (3) MENTAL HEALTH CARE BY A PSYCHIATRIST, A PSYCHOLOGIST, OR ANOTHER MENTAL HEALTH PROFESSIONAL.

          (B) ONLY THOSE HEALTH CARE SERVICES AUTHORIZED BY THE DEPARTMENT, AND IN ACCORDANCE WITH DEPARTMENT PROCEDURES AND HEALTH CARE DIRECTIVES, SHALL BE AVAILABLE TO OFFENDERS. OFFENDERS SEEKING HEALTH CARE SERVICES SHALL BE REQUIRED TO OBTAIN THE AUTHORIZED SERVICES FROM HEALTH CARE PROFESSIONALS DESIGNATED BY THE DEPARTMENT. OFFENDERS SHALL NOT BE ALLOWED TO CHOOSE EITHER THE HEALTH CARE PROFESSIONAL OR THE LOCATION WHERE SUCH SERVICES ARE PROVIDED.

          (C) NO OFFENDER SHALL BE DENIED HEALTH CARE SERVICES BY ANYONE OTHER THAN A QUALIFIED HEALTH CARE PROFESSIONAL WHO HAS MADE A DETERMINATION, BASED UPON PROFESSIONAL JUDGEMENT, THAT THE REQUESTED SERVICES ARE NOT APPROPRIATE.

          (D) NO OFFENDER SHALL BE DENIED HEALTH CARE SERVICES DUE TO A LACK OF SUFFICIENT FUNDS IN THE INMATE TRUST FUND ACCOUNT TO MAKE THE REQUIRED CO-PAYMENT.

          (E) ALL OFFENDERS WHO HAVE BEEN COMMITTED TO THE DEPARTMENT, BUT WHO ARE HOUSED IN A COUNTY JAIL, SHALL BE SUBJECT TO THE RULES OF THE COUNTY JAIL IN WHICH THEY ARE HOUSED. ANY CO-PAYMENT FOR HEALTH CARE SERVICES SHALL BE AS DETERMINED BY THE RULES OF THE COUNTY JAIL. (Department of Correction; 210 IAC 7-2-1)

210 IAC 7-2-2 COVERED HEALTH CARE SERVICES
          AUTHORITY: IC 11-10-3-5
          AFFECTED: IC 11-10-3

          SEC. 2. UNLESS SPECIFICALLY EXEMPTED FROM THIS CHAPTER, ALL HEALTH CARE SERVICES PROVIDED BY THE DEPARTMENT SHALL REQUIRE AN OFFENDER CO-PAYMENT. CO-PAYMENTS SHALL NOT BE REQUIRED FOR THE FOLLOWING:
          (1) MENTAL HEALTH SERVICES.
          (2) SUBSTANCE ABUSE SERVICES.
          (3) STAFF-INITIATED CONTACTS, SUCH AS THE FOLLOWING:
                      (A) INITIAL HEALTH CARE SCREENINGS.
                      (B) TRANSFER SCREENINGS.
                      (C) ANNUAL OR AGE APPROPRIATE SCREENINGS.
                      (D) WRITTEN REFERRALS FROM ONE (1) HEALTH CARE PROFESSIONAL TO ANOTHER.
                      (E) FOLLOW-UP APPOINTMENTS WITH SPECIALISTS OR DESIGNATED HEALTH CARE PROFESSIONALS.

          (4) IMMUNIZATIONS AND TESTS, SUCH AS TUBERCULOSIS SKIN TESTS, AND OTHER TREATMENTS INSTITUTED BY THE DEPARTMENT FOR PUBLIC HEALTH REASONS.
          (5) ANCILLARY SERVICES, SUCH AS LAB WORK OR X-RAYS.
          (6) ADMISSION TO A HOSPITAL OR EMERGENCY ROOM SERVICES.
          (7) HEALTH CARE SUPPLIES, SUCH AS THE FOLLOWING:
                      (A) BRACES.
                      (B) STOCKINGS.
                      (C) OSTOMY SUPPLIES.
                      (D) DENTURES.

               (E) EYE GLASSES.
          (8) REVIEW OF CHARTS OR MEETINGS WITH OFFENDERS FOR INTER-FACILITY TRANSFERS. (Department of Correction; 210 IAC 7-2-2)

210 IAC 7-2-3 AMOUNT OF CO-PAYMENTS
          AUTHORITY: IC 11-10-3-5
          AFFECTED: IC 11-10-3

          SEC. 3. (A) THE AMOUNTS CHARGED FOR COVERED HEALTH CARE SHALL BE AS
FOLLOWS:
          (1) FOR ALL OFFENDER-INITIATED CONTACT WITH A COVERED HEALTH CARE PROFESSIONAL (INCLUDING PHYSICIANS, NURSES, DENTISTS, OPTOMETRISTS, AND SPECIALISTS IN THE MEDICAL, DENTAL, OR OPTOMETRIC FIELDS), FIVE DOLLARS ($5)
          (2) FOR ALL INITIAL PRESCRIPTIONS OF MEDICATIONS OR MEDICATIONS PROVIDED, AT A SINGLE VISIT, WITH THE EXCEPTION OF PSYCHOTROPIC AND NEUROLEPTIC MEDICATIONS, FIVE DOLLARS ($5).

          (B) THERE SHALL BE NO CO-PAYMENT FOR RENEWAL OF CHRONICALLY PRESCRIBED MEDICATION FOLLOWING THE INITIAL PRESCRIPTION OF THE MEDICATION. ADDITIONALLY, THERE SHALL BE NO CO-PAYMENT FOR RENEWAL OF MEDICATION THAT IS PRESCRIBED AS A PART OF A TREATMENT PROGRAM THAT WILL REQUIRE A FOLLOW-UP EVALUATION REQUESTED BY THE HEALTH CARE SERVICES STAFF. (Department of Correction; 210 IAC 7-2-3)

210 IAC 7-2-4 REQUEST FOR HEALTH CARE SERVICES; OFFENDER-INITIATED
          AUTHORITY: IC 11-10-3-5
          AFFECTED: IC 11-10-3

          SEC. 4. (A) ANY OFFENDER MAY REQUEST HEALTH CARE SERVICES AT ANY TIME. AN OFFENDER SHALL NOT BE DENIED ACCESS TO HEALTH CARE SERVICES DUE TO THE INABILITY TO MAKE THE REQUIRED CO-PAYMENT. ADDITIONALLY, ONLY HEALTH CARE STAFF SHALL MAKE THE DECISION THAT AN OFFENDER DOES NOT NEED TO SEE A HEALTH CARE PROFESSIONAL.

          (B) AN OFFENDER DESIRING TO SEE A HEALTH CARE PROFESSIONAL SHALL OBTAIN STATE FORM 45913, "REQUEST FOR HEALTH CARE'" FROM A DESIGNATED SOURCE. THE OFFENDER SHALL COMPLETE THE OFFENDER PORTION OF THE FORM INDICATING THE TYPE OF REQUEST AND THE NATURE OF THE COMPLAINT OR REQUEST. THE OFFENDER SHALL BE REQUIRED TO SIGN AND DATE STATE FORM 45913. AN OFFENDER WHO REFUSES TO SIGN OR DATE STATE FORM 45913 SHALL BE PROVIDED ACCESS TO THE HEALTH CARE STAFF. THE STAFF PERSON RECEIVING THE FORM SHALL SIGN THE FORM INDICATING THAT THE OFFENDER REFUSED TO SIGN. REFUSAL TO SIGN THE FORM SHALL NOT PREVENT THE DEPARTMENT FROM WITHDRAWING THE APPROPRIATE CO-PAYMENT FROM THE OFFENDER'S INMATE TRUST FUND ACCOUNT.

          (C) IN THE CASE WHERE AN OFFENDER CANNOT COMPLETE STATE FORM 45913 DUE TO ILLITERACY OR PHYSICAL INABILITY, A STAFF PERSON SHALL COMPLETE THE FORM FOR THE OFFENDER. WHEN A STAFF PERSON COMPLETES

THE FORM ON BEHALF OF THE OFFENDER, THE REQUEST SHALL BE CONSIDERED AS AN OFFENDER-INITIATED REQUEST. THE STAFF PERSON ASSISTING THE OFFENDER SHALL ENSURE THAT THE OFFENDER PORTION OF STATE FORM 45913 IS COMPLETED AND THAT IT IS FORWARDED TO THE HEALTH CARE SERVICES STAFF.

          (D) EACH FACILITY SHALL ENSURE THAT SUFFICIENT COPIES OF STATE FORM 45913 ARE AVAILABLE FOR OFFENDER USE. COPIES OF STATE FORM 45913 SHALL BE MADE AVAILABLE, AT A MINIMUM, AT THE FOLLOWING LOCATIONS:
          (1) IN CONTROL POSTS, HOUSING UNITS, AND WORK OR PROGRAM ASSIGNMENT AREAS; AND
          (2) THROUGH THE OFFENDER COUNSELORS.
OFFENDERS SHALL HAVE ACCESS TO THESE FORMS AT ANY TIME.

          (E) UPON COMPLETION OF THE FORM, THE OFFENDER SHALL SUBMIT STATE FORM 45913 IN ACCORDANCE WITH THE ESTABLISHED PROCEDURES OF THE FACILITY. THE STAFF PERSON RECEIVING THE FORM SHALL ENSURE THAT THE FORM IS FORWARDED TO THE APPROPRIATE HEALTH CARE SERVICES STAFF AS QUICKLY AS POSSIBLE AND IN ACCORDANCE WITH FACILITY PROCEDURES.

          (F) HEALTH CARE STAFF SHALL REVIEW THE FORM TO DETERMINE WHETHER IT IS COMPLETED CORRECTLY AND TO MAKE A PRELIMINARY DETERMINATION AS TO WHAT ACTION SHALL BE TAKEN. IT THE REQUEST IS DETERMINED TO BE APPROPRIATE, THE HEALTH CARE STAFF SHALL MAKE THE NECESSARY ARRANGEMENTS TO SEE THE OFFENDER AND FOLLOW THE APPLICABLE DEPARTMENT PROCEDURES AND HEALTH CARE SERVICES DIRECTIVES.

          (G) DESIGNATED HEALTH CARE SERVICES STAFF SHALL COMPLETE THE HEALTH CARE SERVICES STAFF PORTION OF STATE FORM 45913. HEALTH CARE SERVICES STAFF SHALL INDICATE WHETHER THE PROVIDED SERVICE IS A CO-PAYMENT AUTHORIZED SERVICE AND SHALL SO INDICATE ON THE FORM. A COPY OF THIS FORM SHALL BE FILED IN THE OFFENDER'S HEALTH CARE RECORD. IF A CO-PAYMENT IS TO BE CHARGED, THE REMAINING COPIES OF THE FORM SHALL BE FORWARDED TO FACILITY BUSINESS OFFICE. (Department of Correction; 210 IAC 7-2-4)

210 IAC 7-2-5 REQUEST FOR HEALTH CARE SERVICES; STAFF-INITIATED
          AUTHORITY: IC 11-10-3-5
          AFFECTED: IC 11-10-3

          SEC. 5. (A) IN CERTAIN CASES, STAFF MAY DETERMINE THAT AN OFFENDER IS IN NEED OF SERVICES PROVIDED BY HEALTH CARE PROFESSIONALS. THESE CASES MAY INCLUDE THOSE TIMES INDICATED IN SECTION 2 OF THIS RULE AND WHEN STAFF FEEL THAT AN OFFENDER MAY REQUIRE IMMEDIATE OR EMERGENCY CARE.

          (B) WHEN STAFF INITIATE AN OFFENDER'S HEALTH CARE SERVICES CONTACT, THE STAFF PERSON MAKING THE REQUEST SHALL CONTACT THE FACILITY'S HEALTH CARE SERVICES STAFF. THE STAFF PERSON SHALL

INDICATE THAT THE CONTACT IS STAFF-INITIATED AND EXPLAIN THE APPARENT NEED FOR THE SERVICES. HEALTH CARE SERVICES STAFF SHALL DETERMINE WHETHER IT WILL BE NECESSARY FOR THE OFFENDER TO BE SEEN.

          (C) HEALTH CARE SERVICES STAFF SHALL COMPLETE STATE FORM 45913 AT THE TIME THAT THE SERVICES ARE PROVIDED. THE COMPLETED STATE FORM 45913 SHALL BE DISTRIBUTED AS NECESSARY. (Department of Correction; 210 IAC 7-2-5)

210 IAC 7-2-6 PAYMENT FOR SERVICES
          AUTHORITY: IC 11-10-3-5
          AFFECTED: IC 11-10-3

          SEC. 6. (A) THE PROCESSING OF REQUESTS OF CO-PAYMENT SHALL BE DONE ON THE SAME CYCLE AS COMMISSARY PURCHASES. HEALTH CARE SERVICES CO-PAYMENTS SHALL BE POSTED TO THE INMATE TRUST FUND ACCOUNT PRIOR TO THE PROCESSING OF COMMISSARY ORDERS. WITHDRAWALS FROM THE INMATE TRUST FUND FOR CO-PAYMENT OF HEALTH CARE SERVICE SHALL BE MADE PRIOR TO ANY OTHER WITHDRAWAL, EXCEPT FOR THOSE WITHDRAWALS MANDATED BY STATUTE, COURT ORDER, OR DEPARTMENT DISCIPLINARY ACTIONS. AN OFFENDER SHALL NOT BE AUTHORIZED TO MAKE ANY PURCHASES OR OBTAIN ANY MONIES FROM THE INMATE TRUST FUND UNTIL SUCH TIME AS ALL OUTSTANDING HEALTH CARE SERVICES CO-PAYMENTS HAVE BEEN WITHDRAWN FROM THE ACCOUNT.

          (B) AFTER THE REQUESTED SERVICES HAVE BEEN PROVIDED, THE DESIGNATED HEALTH CARE SERVICES STAFF SHALL ENSURE THAT THE HEALTH CARE STAFF PORTION OF STATE FORM 45913 IS COMPLETED. HEALTH CARE STAFF SHALL INDICATE WHETHER A CO-PAYMENT IS REQUIRED AND, IF SO, THE AMOUNT THAT IS TO BE WITHDRAWN FROM THE OFFENDER'S ACCOUNT. THE HEALTH CARE SERVICES STAFF PERSON COMPLETING THE FORM SHALL SIGN AND DATE THE FORM.

          (C) FOLLOWING THE COMPLETION OF THE DESIGNATED PORTION OF STATE FORM 45913, HEALTH CARE SERVICES STAFF SHALL FORWARD THE TWO (2) COPIES OF THE FORM TO THE FACILITY'S BUSINESS OFFICE, WHEN THE SERVICES REQUIRE AN OFFENDER CO-PAYMENT. THE FACILITY SHALL DESIGNATE A STAFF PERSON IN THE BUSINESS OFFICE TO RECEIVE THESE FORMS. THIS PERSON SHALL HAVE ACCESS TO THE INMATE TRUST FUND.

          (D) UPON RECEIPT OF STATE FORM 45913, THE DESIGNATED BUSINESS OFFICE STAFF SHALL REVIEW THE FORM AND DETERMINE THE AMOUNT OF CO-PAYMENT THAT IS TO BE WITHDRAWN FROM THE OFFENDER'S ACCOUNT. FOLLOWING THIS REVIEW, THE BUSINESS OFFICE STAFF PERSON SHALL REVIEW THE OFFENDER'S INMATE TRUST FUND ACCOUNT. A DETERMINATION SHALL BE MADE AS TO WHETHER THE OFFENDER HAS SUFFICIENT FUNDS AVAILABLE IN THE TRUST FUND ACCOUNT TO MAKE THE INDICATED CO-PAYMENT. IF THERE ARE SUFFICIENT FUNDS AVAILABLE TO MAKE THE INDICATED CO-PAYMENT, THE STAFF PERSON SHALL WITHDRAW THAT AMOUNT FROM THE OFFENDER'S ACCOUNT. A NOTATION SHALL BE MADE ON THE STATE

FORM 45913 INDICATING THE AMOUNT WITHDRAWN FROM THE OFFENDER'S ACCOUNT AND THE DATE. THE STAFF PERSON MAKING THE WITHDRAWAL SHALL SIGN THE FORM. A COPY SHALL BE RETURNED TO THE OFFENDER AND A COPY FILED IN THE DESIGNATED FILE.

          (E) WHEN A CO-PAYMENT IS REQUIRED AND THE OFFENDER DOES NOT HAVE SUFFICIENT MONIES IN THE INMATE TRUST FUND, THE STAFF PERSON SHALL PLACE AN ADMINISTRATIVE HOLD ON THE OFFENDER'S ACCOUNT. THIS HOLD SHALL BE DATED AND SHALL REMAIN IN EFFECT FOR A PERIOD OF THIRTY (30) DAYS. DURING THE THIRTY (30) DAY PERIOD, IF THE OFFENDER RECEIVES ANY FUNDS IN THE INMATE TRUST FUND, THE CO-PAYMENT SHALL BE MADE PRIOR TO ANY OTHER OFFENDER INITIATED WITHDRAWALS AND THE HOLD RELEASED. THE PAYMENT OF THE HEALTH CARE SERVICES CO-PAYMENT SHALL TAKE A PRIORITY OVER ANY OTHER WITHDRAWALS FROM THE OFFENDER'S ACCOUNT, EXCEPT THOSE MANDATED BY STATUTE, COURT ORDER OR DEPARTMENT DISCIPLINARY ACTION.

          (F) IN THOSE CASES WHERE AN OFFENDER DOES NOT RECEIVE SUFFICIENT FUNDS TO COVER THE CO-PAYMENT WITHIN THE THIRTY (30) DAY PERIOD OF THE HOLD, THE AMOUNT AVAILABLE IN THE ACCOUNT WILL BE DEDUCTED AND THE HOLD REMOVED FROM THE ACCOUNT. PRIOR TO THE END OF THE THIRTY (30) DAY HOLD, THE DESIGNATED BUSINESS OFFICE STAFF PERSON SHALL REVIEW THE OFFENDER'S INMATE TRUST FUND ACCOUNT TO DETERMINE THE BALANCE OF THE ACCOUNT. IF SUFFICIENT FUNDS ARE NOT AVAILABLE TO COVER THE ENTIRE COST OF THE HEALTH CARE SERVICES CO-PAYMENT, THE STAFF PERSON SHALL WITHDRAW WHATEVER AMOUNT IS AVAILABLE IN THE ACCOUNT AND APPLY IT TOWARD THE CO-PAYMENT. THE AMOUNT DEDUCTED FROM THE OFFENDER'S ACCOUNT SHALL BE CONSIDERED FULL PAYMENT OF THE HEALTH CARE SERVICES CO-PAYMENT. AFTER THE THIRTY (30) DAY PERIOD OF THE HOLD, THE HOLD ON THE ACCOUNT SHALL BE REMOVED AND THE DEBT SHALL BE CONSIDERED RETIRED. THE FACILITY SHALL NOT GO BEYOND THIRTY (30) DAYS FROM THE DATE OF THE SERVICE IN ORDER TO TRY TO RECOVER THE CO-PAYMENT. THE FACILITY'S BUSINESS OFFICE OR DESIGNATED STAFF SHALL BE RESPONSIBLE FOR ENSURING THAT THE HOLD IS REMOVED AT THE END OF THE THIRTY (30) DAY PERIOD.

          (G) THE DESIGNATED STAFF PERSON SHALL ENSURE THAT THE BUSINESS OFFICE PORTION OF STATE FORM 45913 IS COMPLETED. THE STAFF PERSON SHALL INDICATE THE TOTAL AMOUNT OF FUNDS DEDUCTED FROM THE OFFENDER'S ACCOUNT. A COMPLETED COPY OF THE STATE FORM 45913 SHALL BE RETURNED TO THE OFFENDER AND A COPY FILED IN THE DESIGNATED FILE. (Department of Correction; 210 IAC 7-2-6)

210 IAC 7-2-7 GRIEVANCES
          AUTHORITY: IC 11-10-3-5
          AFFECTED: IC 11-10-3

          SEC. 7. AN OFFENDER MAY CHALLENGE ANY ORDER FOR HEALTH CARE SERVICES CO-PAYMENT OR ANY ACTION RELEVANT TO PAYMENT FOR HEALTH CARE SERVICES IN ACCORDANCE WITH THE PROCEDURES FOR POLICY 00-02-301, "THE OFFENDER GRIEVANCE PROCESS". (Department of Correction; 210 IAC 7-2-7)